UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

AVRA INC.

(Exact name of registrant as specified in charter)

Nevada	333-182130	36-4789798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3790 El Camino Real, Suite 291, Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

1-844-287-2462

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2014, the Company filed a Certificate of Amendment to amend its Articles of Incorporation so that each two point two five (2.25) shares of common stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the "Reverse Stock Split"). The Reverse Stock Split was approved by the majority shareholder holding 58.39% of then issued and outstanding common stock of the Company and by the board of directors through unanimous written consent on November 11, 2014. No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be rounded up to the next whole share of common stock. We are in the process of getting approval from Financial Industry Regulatory Authority regarding the Reverse Stock Split.

Item 8.01    Other Events.

On December 4, 2014, the company issued a press release announcing that it entered into a non-binding letter of intent with Mango Pay SRL regarding potential development of a regional network of cryptocurrency ATM kiosks.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation.
99.1	Press Release, dated December 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA INC.

DATED: December 8, 2014	By:	/s/ Stephen Shepherd
Stephen Shepherd